SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                          Date of Report: July 15, 2004

                       BANK OF SOUTH CAROLINA CORPORATION
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             (Exact name of registrant as specified in its charter)

South Carolina                            0-27702            57-1021355
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(State or other jurisdiction of          (Commission         (I.R.S. Employer
incorporation or organization)           File Number)        Identification No.)

                    256 Meeting Street, Charleston, SC 29401
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               (Address of principal executive offices) (Zip Code)

                                 (843) 724-1500
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              (Registrant's telephone number, including area code)

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

Item 5 Other Events:

Charleston, SC - The Board of Directors of Bank of South Carolina Corporation, at its meeting July 15, 2004 in its 256 Meeting Street banking house, announced earnings for the 2nd quarter of 2004 of $475,830 or $.17 per share, down 4% from 2nd quarter 2003 earnings of $493,737 or $.18 per share. Earnings for the six months ended June 30,2004, were $896,393 or $.32 per share, down 3% from the first six months of 2003, of $927,119 or $.33 per share. Our return on average assets and average equity for the six months ended June 30, 2004 were .97% and 9.09% respectively, compared to the six months ended June 30, 2003 of 1.10% and 9.5% respectively.

Hugh C. Lane, Jr., President of The Bank of South Carolina, stated: "During June we recaptured $168,000 from our reserve for loan losses. We were required to do this because of the quality of our loan portfolio, supported by our methodology and formula for calculating our reserves. Since the third quarter of 2003, our loan portfolio has had a high level of payoffs. Deposit growth has been very strong due to the success of our business development efforts and our existing customers. Our mortgage department continues to make a strong contribution to our performance with loan originations for the first six months of 2004 of $35,191,689. The recent increase in interest rates by the Federal Reserve will improve our net interest margin and earnings. We plan to extend the maturity of our investment portfolio, improve its contribution to our income and reduce our asset sensitivity when we feel the returns are adequate."

The Bank of South Carolina, a De Novo Charter, which opened in 1987 at 256 Meeting Street, has offices in Summerville, Mt. Pleasant, and the West Ashley community. It is also available on its' website at www.banksc.com. Bank of South Carolina Corporation currently trades its common stock on the NASDAQ stock market under the symbol "BKSC". Market makers for the stock for Bank of South Carolina Corporation are: Robinson Humphrey Company, Inc., Sterne, Agee and Leach Inc., Scott & Stringfellow, Inc., Nite Securities, LP and Speer, Leeds and Kellogg.

Bank of South Carolina
Corporation (BKSC)
Report of Earnings
----------------------

                                                    June 30,            June 30,
                                                        2004                2003

Shares Outstanding
  BKSC Common Stock                                2,805,610           2,805,610

Book Value Per Share                            $       7.04        $       6.95

Total Assets                                    $194,355,467        $183,005,120

Quarter
Ending
-------

Net Income                                      $    475,830        $    493,737

Basic Earnings Per Share                        $        .17        $        .18

Diluted Earnings Per Share                      $        .17        $        .18

Weighted Average Shares
Outstanding Basic                                  2,805,610           2,805,610

Weighted Average Shares
Outstanding Diluted                                2,815,252           2,805,610

Six Months Ending
June 30
-----------------

Net Income                                      $    896,393        $    927,119

Basic Earning Per Share                         $        .32        $        .33

Diluted Earnings Per Share                      $        .32        $        .33

Weighted Average Shares

Outstanding Basic                                  2,805,610           2,805,610

Bank of South Carolina
Corporation (BKSC)
Report of Earnings
----------------------

Weighted Average Shares
Outstanding Diluted                                2,818,767           2,805,610

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                       BANK OF SOUTH CAROLINA CORPORATION
                                  (Registrant)

July 15, 2004                           By: /s/William L. Hiott, Jr.
                                            ------------------------
                                            William L. Hiott, Jr.
                                            Executive Vice President and Cashier